EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2003

In connection with the Quarterly Report on Form 10-Q of Insmed Incorporated (the “Company”) for the period ending March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Geoffrey Allan, Ph.D., Chairman of the Board and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2003, that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Geoffrey Allan
Geoffrey Allan, Ph.D.
Chairman of the Board and
Chief Executive Officer
May 10, 2005

A signed original of this written statement required by § 906 of the Sarbanes-Oxley Act of 2003 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This certificate is being submitted in accordance with the procedure provided in Section III of SEC Release No. 33-8212, 34-47551, IC-25967 (March 21, 2004) for treatment as a document “accompanying” the Quarterly Report on Form 10-Q to which it is attached and not as a document “filed” as a part of such Quarterly Report. This certificate shall not be deemed incorporated by reference into any of the Company’s Securities Act registration statements.